UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          May 17, 2006
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

Summary information of the Company dated May 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: May 17, 2006	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary

Thomas P. Mac Mahon
Chairman and Chief Executive Officer
Annual Meeting
May 17, 2006

            This slide presentation contains forward-looking
statements which are subject to change based on
various important factors, including without
limitation, competitive actions in the marketplace and
adverse actions of governmental and other third-party
payors.  Actual results could differ materially from
those suggested by these forward-looking statements.
Further information on potential factors that could
affect the Company’s financial results is included in
the Company’s Form 10-K for the year ended
December 31, 2005, and subsequent filings.

LabCorp
8%
Other
Independent
Clinical Labs
31%
Physician
Office Labs
8%
Hospital Based
Labs
53%

The Clinical Laboratory Testing
Market - $40 billion Annually

Independent clinical lab share
is $16 billion

Represents 2% to 3% of all
health care spending

Influences /directs
approximately 80% of health
care spending

Rapidly evolving technology,
emphasis on preventative
medicine and aging of
population are all driving
growth

Has grown at a CAGR of
between 5% and 6%

Source:    Company estimates, industry reports and 2005 revenue for LabCorp.

Profile of LabCorp

A leader in the esoteric and genomic testing
market and second-largest clinical laboratory
company in North America

Offers a broad range of routine and
esoteric/genomic tests

Conducts approximately 1.1 million tests daily on
more than 360,000 specimens

Provides lab services to physicians and other
health care providers

Approximately 24,000 employees nationwide

Primary Testing Locations

Primary LabCorp Testing Locations

Corporate Headquarters

Burlington, NC

LabCorp’s Strategy

             To lead the industry in achieving long-
term growth and profitability by
strengthening our nationwide core
testing business and expanding our
higher-growth, higher-value esoteric and
genomic businesses.

Strategic Focus Areas

Scientific

Leadership

Managed

Care

Customer

Retention

-Licensing/partnerships

-Cancer

-Specimen tracking

-Call center consolidation

-Report improvement

-Acquisitions

-Appropriate prices

-Reduce leakage

-Value of new lab tests

-Customer connectivity

LabCorp’s Investment and
Performance Fundamentals

History of Strong Financial
Performance

Significant Cash Generator

Industry leading EBITDA margins

Strong Balance Sheet

Investment Grade Credit Ratings

2005 Achievements

Expanded our national strategic partnership with
Wellpoint – Georgia, Nevada

1st national laboratory to offer Cytyc’s ThinPrep
Imaging System

Completed acquisitions of US LABS and
Esoterix

Operating cash flow of $574.2 million

Repurchased approximately $588.5 million of
LabCorp stock

2006 Achievements To Date

Diluted EPS of $0.78 (1)

EBITDA margin of 26.1% of sales

Increased revenues 9.9% (4.6% volume;
5.3% price)

Operating cash flow of $178.6 million

Repurchased $185.1 million of LabCorp
stock

(1)  Excluding the $0.02 per diluted share impact of the required change in accounting for stock based compensation.

$3,400
$3,200
$3,000
$2,800
$2,600
$2,400
$2,200
$2,000
Revenue ($ millions)
$2.90
$2.70
$2.50
$2.30
$2.10
$1.90
$1.70
$1.50
$1.30
$1.10
$0.90
Diluted EPS
$1.26
$1.69
$2.11
$2.45
$2.80
$2,199.8
$2,507.7
$2,939.4
$3,084.8
$3,327.6
2001
2002
2003
2004
2005
Revenues
Diluted EPS

LabCorp
Laboratory Corporation of America

Five-Year Revenue and EPS Trend

Revenue CAGR of 11%   -   Diluted EPS CAGR of 22%

(1)

(1) Excluding the $0.09 per diluted share impact in 2005 of restructuring and other special charges, and a non-recurring investment loss.

$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$30.60
$38.64
$49.72
$59.37
2003
2004
2005
2006

LabCorp Common Stock Performance

Stock Price On Annual Meeting Date

(1) Closing price on May 16, 2006

(1)

1) EBITDA represents earnings before interest, income taxes, depreciation, amortization, and nonrecurring charges, and includes the Company's proportional share of the underlying EBITDA of the income from joint venture partnerships. The Company uses EBITDA extensively as an internal management performance measure and believes it is a useful, and commonly used measure of financial performance in addition to earnings before taxes and other profitability measurements under generally accepted accounting principles ("GAAP"). EBITDA is not a measure of financial performance under GAAP. It should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles earnings before income taxes, representing the most comparable measure under GAAP, to EBITDA for the three-month periods ended March 31, 2006 and 2005:

	Three Months Ended March 31,	
	2006	2005
Earnings before income taxes	$ 172.1	$ 162.9
Add (subtract):		
Interest expense	11.9	8.5
Investment income	(0.4)	(0.5)
Other (income) expense, net	0.6	0.4
Depreciation	25.3	23.2
Amortization	13.0	12.1
Joint venture partnerships' depreciation and amortization	1.3	0.9
EBITDA	$ 223.8	$ 207.5
Add: Impact of adoption of SFAS 123(R)	5.8	-
EBITDA, excluding impact of change in accounting	$229.6	$207.5

2. As a result of adopting SFAS 123(R), the Company recorded approximately $5.8 million in stock compensation expense relating to its stock option and employee stock purchase plans. Net earnings for the three months ended March 31, 2006, were reduced by $3.4 million, net of tax. The incremental impact of adopting SFAS 123(R) on diluted earnings per share for the three months ended March 31, 2006 was $0.02 per share (e.g., $3.4 million divided by 136.8 million shares).

LabCorp
Laboratory Corporation of America

Reconciliation of Non-GAAP Financial Measures ($ in millions)